                                                                      Exhibit 10



                 [VEDDER, PRICE, KAUFMAN & KAMMHOLZ LETTERHEAD]




                                OCTOBER 28, 1997




Time Horizon Funds
400 Bellevue Parkway
Wilmington, Delaware 18809



Gentlemen and Ladies:



     We hereby consent to the reference to our name under the heading "General Information -- Counsel" in the Statement of Additional Information contained in Post-Effective Amendment No. 5 to the registration statement on Form N-1A for Time Horizon Funds (File No. 33-91448 and 811-9024) and to the filing of this consent as an exhibit to the registration statement.



                                          Very truly yours,



                                          VEDDER, PRICE, KAUFMAN & KAMMHOLZ



                                          By: _______________________________
                                              Cathy G. O'Kelly




COK/dd